Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Katherine Esber

U.S. Bank National Association

10 W. Broad Street

Columbus, Ohio 43215

(614) 232-8019

(Name, address and telephone number of agent for service)

M/I Homes, Inc.

(Issuer with respect to the Securities)

Ohio	31-1210837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(See table of co-obligors on the following page)

Subordinated Debt Securities

Guarantees of Subordinated Debt Securities

(Title of the Indenture Securities)

TABLE OF CO-REGISTANTS

Exact name of co-obligor as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
MHO Holdings, LLC	Florida	75-3087795
MHO, LLC	Florida	75-3087795
M/I Homes Development I, LLC	Delaware	31-1210837
M/I Homes Development II, LLC	Delaware	31-1210837
M/I Homes Development III, LLC	Delaware	31-1210837
M/I Homes First Indiana LLC	Indiana	31-1210837
M/I Homes of Austin, LLC	Ohio	80-0739449
M/I Homes of Central Ohio, LLC	Ohio	36-4530649
M/I Homes of Charlotte, LLC	Delaware	73-1668983
M/I Homes of Chicago, LLC	Delaware	41-2240732
M/I Homes of Cincinnati, LLC	Ohio	37-1466139
M/I Homes of DC, LLC	Delaware	73-1668967
M/I Homes of Delaware, LLC	Delaware	32-0441087
M/I Homes of DFW, LLC	Delaware	46-3294033
M/I Homes of Florida, LLC	Florida	75-3087790
M/I Homes of Houston, LLC	Delaware	80-0569230
M/I Homes of Indiana, L.P.	Indiana	04-3661814
M/I Homes of Minneapolis/St. Paul, LLC	Delaware	47-4772043
M/I Homes of Orlando, LLC	Florida	75-3087793
M/I Homes of Raleigh, LLC	Delaware	73-1668974
M/I Homes of San Antonio, LLC	Delaware	80-0687761
M/I Homes of Sarasota, LLC	Delaware	47-4842229
M/l Homes of Tampa, LLC	Florida	75-3087792
M/I Homes of West Palm Beach, LLC	Florida	75-3087794
M/I Homes Second Indiana LLC	Indiana	31-1210837
M/I Homes Service, LLC	Ohio	31-1626248
Northeast Office Venture, Limited Liability Company	Delaware	31-1444839
Prince Georges Utilities, LLC	Maryland	27-2403139
The Fields at Perry Hall, L.L.C.	Maryland	52-2293749
Wilson Farm, L.L.C.	Maryland	52-2009441

*	The address, including zip code, and telephone number, including area code, of each co-registrant’s principal executive offices are the same as those of M/I Homes, Inc.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217, filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on Form S-4, Registration Number 333-166527, filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, State of Ohio on the 31th of October, 2016.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Katherine Esber
Katherine Esber
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 31, 2016

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Katherine Esber
Katherine Esber
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2016

($000’s)

6/30/2016
Assets
Cash and Balances Due From Depository Institutions	$14,010,590
Securities	108,246,267
Federal Funds	68,244
Loans & Lease Financing Receivables	268,104,901
Fixed Assets	5,866,910
Intangible Assets	12,591,165
Other Assets	24,574,630

Total Assets	$433,462,707
Liabilities
Deposits	$327,848,275
Fed Funds	1,179,456
Treasury Demand Notes	0
Trading Liabilities	2,172,890
Other Borrowed Money	40,280,996
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	13,036,463

Total Liabilities	$388,318,080
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	30,049,363
Minority Interest in Subsidiaries	810,149

Total Equity Capital	$45,144,627
Total Liabilities and Equity Capital	$433,462,707